Exhibit 99.1

MICT, Inc. Reports Fourth Quarter 2020 and Full Year Results

MONTVALE, N.J., March 31, 2021 -- MICT, Inc. (Nasdaq: MICT), (the “Company”), today announced its financial results for the fourth quarter and full year ended December 31, 2020.

2020 Highlights and Recent Developments

●	Generated revenues of $1.2 million in 2020, an increase of 146% over 2019, of which $824,000 was generated in the fourth quarter

●	During July 2020 completed the acquisition of GFH Intermediate Holdings Ltd. (“GFHI”).

●	In October 2020, entered an agreement to acquire Huapei, a Hong Kong Securities and investment firm. The Company recently completed the 100% acquisition, which facilitated the development of the company’s proprietary stock trading platform by providing the license to trade securities across a number of international stock exchanges, including Hong Kong and the U.S.

●	During December 2020, launched insurance platform ahead of schedule, providing revenue late into the fourth quarter and strong momentum into 2021

●	In February 2021, acquired a nationwide license to distribute insurance products throughout China, significantly expanding capabilities to develop and sell insurance products b2b, b2b2c and b2c

●	During February 2021 entered into a strategic partnership with Shanghai Petroleum and Natural Gas Trading Center, under which MICT will act as a third-party partner to the exchange’s clients to provide trade execution, margin financing and trade clearing capabilities for clients trading futures and commodities contracts.

●	Cash balance as of December 31, 2020 of $29 million

●	Two fundraises totaling $114 million thus far during 2021

“The year 2020 was pivotal for MICT as we made the transition from telematics to fintech in the China and Southeast Asia market, and established a significant cash balance to execute and support that strategy. Whilst the year presented an overall loss, this can be balanced by the very significant one-off costs necessary to achieve the acquisitions that formed the basis of our go-forward strategy, and we began to reap the benefit of those investments at the end of the year,” commented Darren Mercer, MICT’s CEO.

“Our insurance business started strongly following an encouraging launch in the fourth quarter of 2020, and we continue to see those revenues grow. Additionally, we are excited about the impending launch of both our proprietary stock trading platform, driven by an innovative and targeted marketing strategy and our commodities and futures trading platform, which is supported through our unique relationship with a major force in the Chinese oil and gas industry.

“Whilst the investment in Micronet has begun to show promise, we are especially excited about the potential of our three fintech verticals. The importance of our strong cash balance cannot be understated, given the support it offers to fuel the company’s growth. Both the insurance division and stock trading division have significant resources to support their current respective growth plans, and we are excited to share our upcoming successes with our shareholders as we execute on these carefully crafted plans,” concluded Mr. Mercer.

Q4 2020 Review

Three Months Ended December 31, 2020 Review

●	Total revenue in the fourth quarter of 2020 was $824,000 versus $0 in the fourth quarter of 2019. The increase was due in large part to MICT’s insurance business, which was launched in China in December 2020, as well as the gaining controlling interest over Micronet

●	Gross profit was ($60,000) in the fourth quarter of 2020 versus $0 in the fourth quarter of 2019.

●	Research and development expenses were $254,000 in the fourth quarter of 2020 versus ($6,000) in the fourth quarter of 2019. The increase over the 2019 period was due to our gain of a controlling interest over Micronet on June 23, 2020 and the acquisition of GFHI on July 1, 2020.

●	General and administrative expenses were $7.9 million in the fourth quarter of 2020, up from $866,000 in the year-ago period. The increase over the prior year period was due to (i) the acquisitions as noted above, and (ii) an increase in professional and advisory fees in connection with the consummation of the public offering closed on November 2020 and GFHI merger; and (iii) an increase associated with the issuance of options and shares to directors, employees and consultants

●	Operating income in the fourth quarter of 2020 was a loss of $9.1 million, up from a loss of $866,000 in the prior-year period. The increase in the operating loss was due primarily to the increase in general and administrative expenses as noted above and an increase in amortization expenses.

●	Total net loss in the fourth quarter of 2020 was $7.6 million versus a loss of $9.9 million in the prior-year period.

●	As of December 31, 2020, MICT had total cash of $29 million.

Twelve Months Ended December 31, 2020 Review

●	Total revenue for the full year 2020 was $1.2 million versus $477,000 in the year-ago period. The increase was primarily due to MICT’s insurance business, which was launched in China in December 2020

●	Gross profit was ($58,000) in 2020 versus negative ($369,000) during the same period of 2019

●	Research and development expenses were $484,000 in 2020 versus $255,000 in 2019. The increase over the 2019 period was due to our gain of a controlling interest over Micronet on June 23, 2020 and the acquisition of GFHI on July 1, 2020.

●	General and administrative expenses were $14.2 million in 2020, up from $3.0 in the year-ago period. The increase over the prior year period was due to i) the acquisitions as noted above, and (ii) an increase in professional and advisory fees in connection with the consummation of the public offering closed on November 2020 and GFH merger; and (iii) an increase associated with the issuance of options and shares to directors, employees and consultants.

●	Operating income in 2020 was a loss of $16.6 million versus a loss of $3.9 in the prior-year period. The increase in the operating loss was due primarily to the higher general and administrative expenses noted above and the increase in amortization expenses in 2020.

●	Total net loss in 2020 was negative $23.6 million versus a loss of $4.8 million in the prior year.

Twelve Months Ended December 31, 2020 Non-GAAP Review

●	Non-GAAP net loss for the year ended December 31, 2020 was $3.9 million or ($0.14) per basic share, as compared to $4.2 million, or ($0.39) per basic share, for the year ended December 31, 2019. This represents a decrease of $356,000, or 8%, for the year ended December 31, 2020 as compared to the same period last year. We believe these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. We also believe that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd (“GFHI”) and its various fully owned subsidiaries or VIE structures. And Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia where GFH owns a substantial propriety database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management (MRM) market, mainly in the United States and Europe. Micronet designs, develops, manufactures and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$29,049	$3,154
Restricted cash	-	45
Trade accounts receivable, net	523	-
Short-term loan to Related party Micronet Ltd, net	-	281
Inventories	2,002	-
Other current assets	1,756	937
Total current assets	33,330	4,417

Property and equipment, net	552	29
Intangible assets, net and others	17,374	-
Goodwill	22,405	-
Investment and loan to Huapie	3,038	-
Right of use assets	291	-
Long-term deposit and prepaid expenses	266	-
Restricted cash escrow	477	477
Micronet Ltd. Equity method investment	-	994
Total long-term assets	44,403	1,500

Total assets	$77,733	$5,917

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2020	December 31, 2019
LIABILITIES AND EQUITY

Current portion of long term bank loans	$884	$-
Trade accounts payable	838	-
Related party	163	-
Other current liabilities	5,102	290
Total current liabilities	6,987	290

Long term loans from others	-	1,856
Long term escrow	477	477
Lease liability	164	-
Deferred tax liabilities	4,256	-
Accrued severance pay	153	50
Total long term liabilities	5,050	2,383

Stockholders’ Equity:
Convertible Preferred stock; $0.001 par value 0 and 2,386,363 shares authorized, issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	0	2
Common stock; $0.001 par value, 250,000,000 shares authorized, 68,757,447 and 11,089,532 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	68	11
Additional paid in capital	102,195	14,107
Additional paid in capital - preferred stock	138	6,028
Capital reserve related to transaction with the minority shareholder	(174)	-
Capital reserve from currency translation	(196)	70
Accumulated loss	(39,966)	(16,974)
MICT, Inc. stockholders’ equity	62,065	3,244

Non-controlling interests	3,631	-

Total equity	65,696	3,244

Total liabilities and equity	$77,733	$5,917

MICT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and Loss Per Share data)

	Year ended December 31,
	2020	2019
Revenues	$1,173	$477
Cost of revenues	1,231	846
Gross loss	(58)	(369)
Operating expenses:
Research and development	484	255
Selling and marketing	(38)	198
General and administrative	14,228	3,027
Amortization of intangible assets	1,847	20
Total operating expenses	16,521	3,500
Loss from operations	(16,579)	(3,869)

Share in investee losses	786	795
Gain on previously held equity in Micronet	(665)	-
Gain from loss of control of subsidiary	-	(299)
Other income	(200)	-
Finance expense, net	7,462	388
Loss before provision for income taxes	(23,962)	(4,753)
Taxes on income (benefit)	(326)	17
Total Net Loss	(23,636)	(4,770)
Net loss attributable to non-controlling interests	664	553
Net loss attributable to MICT	$(22,992)	$(4,217)
Loss per share attributable to MICT:
Basic and diluted loss per share from continued operation	$(0.83)	$(0.39)
Weighted average common shares outstanding:
Basic and diluted	27,623,175	10,697,329

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Expenses related to beneficial conversion feature expense - Those expenses are non-cash expenses and are related to the difference between the stock price at the closing of the Note Purchase Agreements and the conversion price of $1.10 per share.

●	Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Expenses related to the purchase of a business - These expenses relate directly to the purchase of the GFH I transaction and consist mainly of legal and accounting fees, insurance fees and other consultants. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-Vehicle Business purchase operating results.

●	Expenses related to settlement agreement - These expenses relate directly to the settlement agreement with Maxim and Sunrise. More information can be found in the legal proceeding part.

The following table reconciles, for the periods presented, GAAP net loss attributable to MICT to non-GAAP net income attributable to MICT. and GAAP loss per diluted share attributable to MICT to non-GAAP net loss per diluted share attributable to MICT.:

	Year ended December 31,
	(Dollars in Thousands, other than share and per share amounts)
	2020	2019
GAAP net loss attributable to Mict, Inc.	$(22,992)	$(4,217)
Amortization of acquired intangible assets	1,572	-
Expenses related to beneficial conversion feature expense	8,482	-
Stock-based compensation	3,571	-
Expenses related to purchase of a business	3,364	-
One time expenses relates to settlement agreement	2,440
Income tax-effect of above non-GAAP adjustments	(398)	-
Total Non-GAAP net loss attributable to Mict, Inc.	$(3,961)	$(4,217)

Non-GAAP net loss per diluted share attributable to Mict, Inc.	$(0.14)	$(0.39)
Weighted average common shares outstanding used in per share calculations	27,623,175	10,697,329
GAAP net loss per diluted share attributable to Mict, Inc.	$(0.83)	$(0.39)
Weighted average common shares outstanding used in per share calculations	27,623,175	10,697,329